Exhibit 32.1

  Statement of Principal Executive Officer of International Textile Group, Inc.
    Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to ss. 906 of the
                           Sarbanes-Oxley Act of 2002

      In connection with the Quarterly Report of International Textile Group, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), I, Joseph L. Gorga, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/Joseph L. Gorga
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Joseph L. Gorga
Chief Executive Officer and President
November 13, 2006

The foregoing statement is being furnished to accompany International Textile Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the "Report") solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of International Textile Group, Inc. that incorporates the Report by reference. A signed original of this written statement required by Section 906 has been provided to International Textile Group, Inc. and will be retained by International Textile Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.